Exhibit 10.2

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Second Amendment”) is entered into by and between P&L BARRETT, L.P. (“Landlord”) and CRYOLIFE, INC. (hereinafter referred to as “Tenant”), as of the date hereinafter set forth.

W I T N E S S E T H:

WHEREAS, Amli-Land Development-I Limited Partnership (“Amli”) and Tenant entered into that certain Lease having an effective date of April 14, 1995, concerning certain buildings, improvements and appurtenances, located at 1655 Roberts Boulevard, Kennesaw, Georgia 30144, in Cobb County, Georgia, as amended, as more particularly described therein (“Lease”);

WHEREAS, Landlord purchased the buildings from Amli and the Lease was assigned by Amli to Landlord and Landlord has succeeded to Amli’s position as landlord;

WHEREAS, the parties hereto desire to amend the Lease as hereinafter provided;

NOW THEREFORE, for and in consideration of the premises, Ten Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The statements set forth in the preamble herein above are hereby incorporated herein by reference as if totally set forth herein.

2. Capitalized terms used herein shall have the meaning as defined in the Lease unless otherwise defined herein.

3. The Lease is hereby amended whereby the Term is extended for six (6) additional years through March 31, 2022 (“Extended Term”). Notwithstanding anything to the contrary contained in the Lease, the defined term, “Termination Date” shall be March 31, 2022.

4. The Lease is hereby amended whereby during the remaining Term and the Extended Term the Base Rent shall be as follows:

Term	Per/SF
04/01/2010 - 03/31/2011	$11.15
04/01/2011 - 03/31/2012	$11.37
04/01/2012 - 03/31/2013	$11.60
04/01/2013 - 03/31/2014	$11.83
04/01/2014 - 03/31/2015	$12.17
04/01/2015 -03/31/2016	$12.31
04/01/2016 - 03/31/2017	$12.56
04/01/2017 -03/31/2018	$12.81
04/01/2018 - 03/31/2019	$13.06
04/01/2019 - 03/31/2020	$13.33
04/01/2020 - 03/31/2021	$13.59
04/01/2021 - 03/31/2022	$13.86

5.	The Lease is hereby amended as follows:

Commission. Tenant is represented by Richard Bowers & Co. (“Agent”) and Landlord agrees to pay the Agent a fee pursuant to a separate Commission Agreement between Landlord and the Agent.

6.	The Lease is hereby amended as follows:

Settlement Agreement. In consideration of the Mutual Release as hereinafter provided, Landlord, without admitting any liability or wrong doing, agrees to pay Tenant the amount of $762,000.01 (“Settlement Fee”) in two separate installments which can be paid in cash. The cash due and payable to Tenant is as follows:

(a)	First payment in the amount of $200,000.00 shall be due and payable upon the execution of the Second Amendment; and

(b)	Second payment in the amount of $562,000.01 shall be due and payable on April 1, 2016.

7.	The Lease is hereby amended as follows:

Mutual Release. In consideration of the payment of the Settlement Fee, Landlord and Tenant agree as follows:

Tenant does hereby release, acquit, exonerate and forever discharge Landlord and its respective employees, officers, agents, advisors, trustees, legal representatives, successors and assigns of and from any and all past, present and future obligations, liabilities, responsibilities, actions, causes of actions, debts, suits, contracts, agreements, promises, claims and demands whatsoever of Tenant, for or on account of or growing or arising from, under, upon or pursuant to any written or oral agreement, document, instrument or undertaking made by Landlord with respect, or in any way directly or indirectly related to the previous dispute over Rent billed, owed, paid or collected.

Landlord does hereby release, acquit, exonerate and forever discharge Tenant and its respective employees, officers, agents, advisors, trustees, legal representatives, successors and assigns of and from any and all past, present and future obligations, liabilities, responsibilities, actions, causes of actions, debts, suits, contracts, agreements, promises, claims and demands whatsoever of Landlord, for or on account of or growing or arising from, under, upon or pursuant to any written or oral agreement, document, instrument or undertaking made by Tenant with respect, or in any way directly or indirectly related to the previous dispute over Rent billed, owed, paid or collected.

8. Tenant at the execution of this Second Amendment, agrees to execute and deliver a Tenant Estoppel Certificate concerning the Lease, including, but not limited to, that no defaults exist under the Lease, no disputes exist under the Lease, verification of terms, dates and conditions of the Lease in the form attached to the Lease.

9. Notwithstanding anything contained in the Lease, in the event of a conflict between the Lease and this Second Amendment, the terms of the Second Amendment shall control. The Lease shall remain in full force and effect except as hereby amended, and the Landlord and Tenant hereby ratify, affirm, and confirm the terms of the Lease, as hereby amended.

[Signatures commence on next page]

IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals hereunto and have caused their Second Amendment to be executed by duly authorized officers thereof, as of this 10th day of May, 2010.

LANDLORD: P&L BARRETT, L.P., a Georgia limited partnership

BY:	P&L Barrett Partner GP, LLC, a Georgia limited liability company, General Partner

By:	/s/ H. Mason Zimmerman
Name:	H. Mason Zimmerman
Title:	Manager

Date of Execution

by Landord

5/10/10

TENANT:

CRYOLIFE, INC.

By:	/s/ Steven G. Anderson
Name:	Steven G. Anderson
Title:	President and CEO

(CORPORATE SEAL)

Date of Execution

by Tenant:

5/5/10

4